Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 277 to the Registration Statement on Form N-1A of Fidelity Salem Street Trust: Money Market Portfolio of our report dated April 13, 2015; Spartan Intermediate Treasury Bond Index Fund, Spartan Long-Term Treasury Bond Index Fund, and Spartan Short-Term Treasury Bond Index Fund of our report dated April 16, 2015 relating to the financial statements and financial highlights included in the February 28, 2015 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2015